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                                                                 EXHIBIT 99(ii)


                          GENERAL SIGNAL CORPORATION
       ONE HIGH RIDGE PARK, P.O. BOX 10010, STAMFORD, CONNECTICUT 06904

                        PROXY/VOTING INSTRUCTION CARD
                        -----------------------------

                       SPECIAL MEETING--OCTOBER 5, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          This undersigned stockholder hereby appoints MICHAEL D. LOCKHART, RICHARD F. ZANNINO and JOANNE L. BOBER, and each of them, with full power of substitution, the proxies and attorneys of the undersigned to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of General Signal Corporation (the "Special Meeting") to be held on October 5, 1998 (or any adjournment or postponements thereof) upon the Proposal described in the accompanying Notice of Special Meeting and Joint Proxy Statement/Prospectus, as set forth on the reverse hereof, and in their discretion as to such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN WITH RESPECT TO PROPOSAL 1 ON THE REVERSE SIDE OF THIS CARD, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER ARISING AT THE SPECIAL MEETING. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" PROPOSAL 1.

                                *   *   *   *

     FOR PARTICIPANTS IN THE GENERAL SIGNAL CORPORATION SAVINGS AND STOCK OWNERSHIP PLAN OR THE GENERAL SIGNAL LIMITED SAVINGS AND STOCK OWNERSHIP PLAN (THE "PLAN"):

  As to those shares of Common Stock, if any, that are held for me in the Plans, I instruct the Trustee of the applicable Plan to sign a proxy for me in substantially the form set forth above and on the reverse side. THE TRUSTEE SHALL MARK THE PROXY CARD AS I SPECIFY. WHERE I DO NOT SPECIFY A CHOICE, MY SHARES SHALL BE VOTED IN THE SAME PROPORTION AS THE TRUSTEE VOTES THE SHARES FOR WHICH THE TRUSTEE RECEIVES INSTRUCTIONS.

  Your voting instructions will be held in strictest confidence.

              (Continued, and to be marked, dated and signed on the other side.)
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[X] PLEASE MARK YOUR
    VOTES AS INDICATED
    IS THE EXAMPLE.

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1
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1.  To approve and adopt the Agreement and Plan of Merger dated as of July  19, 1998 among SPX            FOR           AGAINST
    Corporation, a Delaware corporation ("SPX"), SAC Corp., a Delaware corporation and wholly owned      /  /            /  /
    subsidiary of SPX ("Merger Sub"), and General Signal pursuant to which General Signal will merge with and into Merger Sub, and the separate corporate existence of General Signal will cease.

    Please check if you want your voting instructions to be confidential pursuant to General Signal's     YES             NO
    confidential voting policy described in the accompanying Joint Proxy Statement/Prospectus.           /  /            /  /


                                                                                 PLEASE SIGN EXACTLY AS YOUR NAME
                                                                                 APPEARS HEREON, DATE AND
                                                                                 PROMPTLY RETURN THIS PROXY IN
                                                                                 THE ENCLOSED ENVELOPE.  JOINT
                                                                                 OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS
                                                                                 AN ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                 TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE


                                                                                 ___________________________________________
                                                                                                   Signature(s)

                                                                                 Dated: _______________________________, 1998

                                                                                 By: ________________________________________

















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